REVISED EXHIBIT A

To the Amended Expense  Limitation  Agreement Dated May 1, 2007, between Allianz
Variable  Insurance  Products  Trust  and  Allianz  Investment   Management  LLC
(formerly Allianz Life Advisers, LLC).

Not withstanding section 3 (Term and Termination of Agreement), the Amended Expense Limitation Agreement may not be terminated prior to April 30, 2011. The Operating Expense Limit for each Fund is as follows:

NAME OF FUND                                     EXPENSE LIMITATION
____________________________________________________________________
AZL BlackRock Capital Appreciation Fund...................1.20%
AZL Columbia Mid Cap Value Fund...........................1.30%
AZL Columbia Small Cap Value Fund
   Class 1 shares ........................................1.10%
   Class 2 shares.........................................1.35%
AZL Davis NY Venture Fund
   Class 1 shares.........................................0.95%
   Class 2 shares.........................................1.20%
AZL Dreyfus Equity Growth Fund............................1.20%
AZL Eaton Vance Large Cap Value Fund......................1.20%
AZL Enhanced Bond Index Fund..............................0.70%
AZL Franklin Small Cap Value Fund.........................1.35%
AZL Franklin Templeton Founding Strategy
Plus Fund.................................................1.20%
AZL Gateway Fund..........................................1.25%
AZL International Index Fund..............................0.70%
AZL Invesco International Equity Fund.....................1.45%
AZL JPMorgan U.S. Equity Fund
   Class 1 shares.........................................0.95%
   Class 2 shares.........................................1.20%
AZL MFS Investors Trust Fund..............................1.20%

NAME OF FUND                                      EXPENSE LIMITATION
____________________________________________________________________
AZL Mid Cap Index Fund....................................0.60%
AZL Money Market Fund.....................................0.87%
AZL NACM International Growth Fund........................1.45%
AZL NFJ International Value Fund..........................1.45%
AZL OCC Growth Fund.......................................1.20%
AZL OCC Opportunity Fund..................................1.35%
AZL Russell Growth Index Fund.............................0.84%
AZL Russell Value Index Fund..............................0.84%
AZL S&P 500 Index Fund
   Class 1 shares.........................................0.24%
   Class 2 shares.........................................0.49%
AZL Schroder Emerging Markets Equity Fund
   Class 1 shares.........................................1.40%
   Class 2 shares.........................................1.65%
AZL Small Cap Stock Index Fund............................0.58%
AZL Turner Quantitative Small Cap Growth
Fund......................................................1.35%
AZL Van Kampen Equity and Income Fund.....................1.20%
AZL Van Kampen Global Real Estate Fund....................1.35%
AZL Van Kampen Growth and Income Fund.....................1.20%
AZL Van Kampen International Equity Fund..................1.39%
AZL Van Kampen Mid Cap Growth Fund........................1.30%

Acknowledged:

ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST


By:    /s/ Brian Muench
Name:  Brian Muench
Title: Vice President


ALLIANZ LIFE FINANCIAL SERVICES, LLC


By:    /s/ Jeffrey Kletti
Name:  Jeffrey Kletti
Title: Senior Vice President


                                                            Updated:  04/29/2010